THOMPSON      ATLANTA      CINCINNATI      COLUMBUS      NEW YORK
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  HINE              BRUSSELS        CLEVELAND      DAYTON       WASHINGTON, D.C.





March 16, 2009

The RAM Funds
2331 Far Hills Avenue
Suite 200
Dayton, Ohio 45419

Gentlemen:

      This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 2 to the Registration Statement, File Nos. 811-22162 and 333-148517 (the "Registration Statement"), of The RAM Funds (the "Company").

      We have examined a copy of the Company's Declaration of Trust, the Company's By-laws, the Company's record of the various actions by the Trustees thereof, and all such other certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

      Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 2 is effective for purposes of applicable federal and state securities laws, the shares of each of the following series of the Company, The RAM Small/Mid Cap Fund and The RAM Small Cap Fund, when issued in accordance with the then current Prospectus and Statement of Additional Information of each fund, will be legally issued, fully paid and non-assessable.

      We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Company and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

                                            Very truly yours,

                                            /s/ THOMPSON HINE LLP

                                            THOMPSON HINE LLP



MVW/DSM/JMM




                                                                        519374.2

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THOMPSON HINE LLP        2000 Courthouse Plaza, N.E.        www.ThompsonHine.com
Attorneys at Law         P.O. Box 8801                      Phone 937.443.6600
                         Dayton, Ohio 45401-8801            Fax 937.443.6635